EXHIBIT 10-Q



                               BRUEGGER'S BAGELS

                             DEVELOPMENT AGREEMENT

                               BRUEGGER'S BAGELS

                             DEVELOPMENT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

Section                                                                     Page
-------                                                                     ----

1.  DEVELOPMENT RIGHTS AND OBLIGATIONS........................................ 1

2   TERM...................................................................... 2

3.  DEVELOPMENT FEE........................................................... 4

4.  SITE SELECTION............................................................ 5

5.  SELECTION OF OPERATOR..................................................... 6

6.  CONFIDENTIAL INFORMATION.................................................. 6

7.  CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS.............................. 7

8.  TRANSFER OF INTEREST...................................................... 8

9.  DEFAULT AND TERMINATION.................................................. 12

10. COVENANTS................................................................ 13

11. NOTICES.................................................................. 15

12. INDEPENDENT CONTRACTOR AND INDEMNIFICATION............................... 15

13. APPROVALS AND WAIVERS.................................................... 16

14. SEVERABILITY AND CONSTRUCTION............................................ 17

15. ENTIRE AGREEMENT; APPLICABLE LAW......................................... 17

16. ACKNOWLEDGMENTS.......................................................... 18

    EXHIBIT A - PROPRIETARY MARKS
    EXHIBIT B - DEVELOPMENT AREA
    EXHIBIT C - BRUEGGER'S BAGELS FRANCHISE AGREEMENT

                               BRUEGGER'S BAGELS

                             DEVELOPMENT AGREEMENT

     THIS DEVELOPMENT AGREEMENT ("Agreement") is entered into on _______________ ________, 19___, between BRUEGGER'S FRANCHISE CORPORATION, a Delaware corporation ("Franchisor"), and _____________________________________________
("Developer").

     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Developer wishes to obtain the right to develop restaurants under the System and the Proprietary Marks ("Bakeries") within the territory defined in Exhibit B to this Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.  DEVELOPMENT RIGHTS AND OBLIGATIONS

     1.1  Franchisor grants Developer the exclusive right, except as provided in
Section 1.4 hereof, during the initial term set forth in Section 2.1, and Developer undertakes the obligation, pursuant to the terms and conditions of this Agreement, to develop a minimum of _____________ (___) Bakeries, solely within the territory defined in Exhibit B to this Agreement (the "Development Area"). The Bakeries shall be located only at the specific locations approved in writing by Franchisor pursuant to Section 4.1 below.

     1.2 Developer shall exercise its development rights hereunder solely by executing a separate Bruegger's Bagels Franchise Agreement ("Franchise Agreement") for each Bakery to be developed hereunder. The Franchise Agreement for all Bakeries to be developed during the initial term (as defined in Section 2.1) and first renewal term (as defined in Section 2.2.1) shall be in the form of Exhibit C to this Agreement. The Franchise Agreement for each Bakery developed during any renewal period after the first renewal term, if any, shall be in the form being offered by Franchisor to franchisees at the time each Bakery is developed, the terms of which may differ from the terms of Exhibit C. The Franchise Agreement for each Bakery shall be executed by Developer upon Franchisor's approval of the site for the Bakery pursuant to
Section 4.1 below.

     1.3 Developer shall develop and be operating at least ______ (_) Bakeries on or before [fifteen months after the date of the Agreement] (the "Development Obligation").

     1.4  Franchisor retains the right:

          1.4.1 To establish and operate (directly or through an affiliate) one or more Bakeries, to franchise others to establish and operate one or more Bakeries, and to sell and distribute under the Bruegger's "name" any of the items designated as "Required Items" from time to time in Franchisor's Confidential Operations Manuals, at any location outside the Development Area.

          1.4.2 To sell and distribute, and license others to sell and distribute food products including, but not limited to, cream cheese products and other bagel spreads under the "Bruegger's" name or under any other name, directly or indirectly, through supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location outside the Development Area.

          1.4.3 To establish and operate, and franchise others to establish and operate Bruegger's Bakeries in any mall, military base, airport, hospital, educational institution or highway rest area ("Excluded Locations"), whether or not such Excluded Locations are located inside or outside the Development Area. For purposes of this paragraph, "mall" shall be defined as any enclosed shopping facility which contains 100,000 square feet or more of enclosed space.

     1.5 This Agreement does not grant Developer any right to use the Proprietary Marks or the System. All rights to use the Proprietary Marks and the System are granted solely under the terms of the Franchise Agreement. Developer acknowledges that it will have no right under this Agreement or under any Franchise Agreement to subfranchise any other person or legal entity to use the Proprietary Marks or the System.

2.  TERM

     2.1 Unless sooner terminated as provided herein, the initial term of this Agreement shall expire on [fifteen months after the date of this Agreement].

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     2.2  If Developer shall be in compliance with all of the following, then
Developer may extend the rights granted hereunder for additional terms the duration of which are described below:

          2.2.1 For the first renewal term, which shall be for a _______ (__) year period, Developer shall have successfully complied with the Development Obligation set forth in Section 1.3 hereof; provided, however, during this first renewal term, Developer shall develop Bakeries in accordance with the following schedule (the "First Renewal Development Schedule"):

                                                 Minimum cumulative
                                                 number of Bakeries
                                                 Developer must have open and
          Deadline:                              in operation by deadline:
          --------                               ------------------------

          ____________                                      __
          ____________                                      __
          ____________                                      __
          ____________                                      __

If Developer fails to have open and in operation the minimum number of Bakeries required on each of the dates specified in the First Renewal Development Schedule, Franchisor, at its option, may terminate this Agreement by written notice to Developer and no further renewal terms shall be available. The termination of the Agreement shall be Franchisor's sole remedy for Developer's failure to satisfy the First Renewal Development Schedule. Termination of this Agreement pursuant to this Section 2.2.1 shall not affect the right or obligation of Developer to operate each Bakery in the Development Area for which a Franchise Agreement has been executed prior to termination of this Agreement.

          2.2.2 For all additional renewal terms, each of which shall be for a one (1) year period, Developer shall have successfully complied with the deadlines set forth in Section 2.2.1 hereof, and shall have increased the total number of Bakeries open and in operation pursuant to this Agreement in accordance with the schedule set forth below.

                 2.2.2.1 For the second through seventh renewal terms, Developer shall have increased the total number of Bakeries open and in operation pursuant to this Agreement in accordance with the following schedule:

                                                        Minimum number
                                                        of Bakeries open and
     Renewal Term                Deadline               in operation by Deadline
     ------------                --------               ------------------------


     Third                         __                              __
     Fourth                        __                              __
     Fifth                         __                              __
     Sixth                         __                              __
     Seventh                       __                              __

For example, as a condition to the third renewal term, Developer shall have open and in operation at least __ Bakeries on ______________________; and as a condition to the seventh renewal term, Developer shall have in operation at least __ Bakeries on _______________________________.

          2.2.2.2 Beginning with the eighth renewal term and for each renewal term thereafter, Developer shall have successfully complied with the deadlines set forth in Section 2.2.2.1 hereof, and Developer shall have increased the total number of Bakeries in operation by at least ____ (_) Bakeries over the minimum required during the immediately preceding renewal term. For example, as a condition to the ninth renewal term, Developer must have open and in operation at least __ Bakeries at the conclusion of the eighth renewal term; and as a condition to the tenth renewal term, Developer must have in operation at least
__ Bakeries at the conclusion of the ninth renewal term.

     2.2.3 Developer shall not be in default of any provision of this Agreement, any amendment hereof, any Franchise Agreement, or any other Agreement between Developer and Franchisor or its affiliates, and shall have complied in all material respects with such agreements throughout their respective terms;

     2.2.4 Developer shall have satisfied all monetary obligations owed by Developer to Franchisor and its affiliates, and shall have timely met those obligations throughout the initial term and all renewal terms of this Agreement; and

     2.2.5 Developer shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities.

3.  DEVELOPMENT FEE

     In consideration of the development rights in the Development Area granted herein, Developer shall pay Franchisor a fully non-refundable development fee of ___________________ Dollars ($________) ("Development Fee"). Developer
acknowledges
that the Development Fee shall be fully earned in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others. The Development Fee shall be payable upon execution and delivery of this Agreement.

4.  SITE SELECTION

     4.1 Developer, at its sole expense, shall identify and obtain a site for each Bakery to be developed hereunder and, if applicable, for each bagel dough manufacturing site. Before acquiring a site by lease or purchase, Developer shall submit to Franchisor such information and materials as Franchisor may reasonably request to evaluate the site. After receipt of such information and materials, Franchisor, in its sole discretion, shall approve or refuse to approve the proposed site. Franchisor shall either approve or reject a proposed site not later than thirty (30) days after receipt of all information and materials requested pursuant to this Section 4.1. No site shall be deemed to have received Franchisor's approval unless it has been approved in writing by Franchisor. The site approved in writing by Franchisor shall be the "Approved Location" referred to in the Franchise Agreement.

     4.2 With respect to both Bakeries and bagel dough manufacturing sites, Franchisor shall furnish to Developer the following:

          4.2.1 Site selection guidelines and criteria, which shall be provided upon execution of this Agreement, and such site selection counseling and assistance as Franchisor may deem advisable; and

          4.2.2 Such on-site evaluations, if any, as Franchisor may deem advisable in response to Developer's request for Franchisor's approval of a proposed site.

     4.3 If Developer will occupy the premises of a Bakery and/or a bagel dough manufacturing site (if separate from the Bakery) under a lease, Developer shall, prior to the execution of the lease, submit the lease to Franchisor for its written approval. Franchisor's approval of the lease may be conditioned on the inclusion in the lease of any or all of the following terms and conditions, among others:

          4.3.1 That the lessor consents to Developer's use of such Proprietary Marks and signage as Franchisor may prescribe for the Bakery or the bagel dough manufacturing site, as the case may be;

          4.3.2 That the use of the premises be restricted solely to the operation of the Bakery (or bagel dough manufacturing site, as the case may be) during the term of the Franchise Agreement, as it may be extended in accordance with its terms;

          4.3.3 That Developer be prohibited from subleasing or assigning all or any part of its occupancy rights or from extending the term of or renewing the lease without Franchisor's prior written consent;

          4.3.4 That the lessor provide to Franchisor copies of all notices of default given to Franchisee under the lease;

          4.3.5 That Franchisor have the right to enter the premises to make modifications necessary to protect the Proprietary Marks or the System or to cure any default under the applicable Franchise Agreement or under the lease;

          4.3.6 That Franchisor (or Franchisor's designee) have the option, upon default, expiration, or termination of the applicable Franchise Agreement, and upon notice to the lessor, to assume all of Developer's rights under the lease, including any right to assign or sublease; and

          4.3.7 That the tenant under the lease have the right to remodel the premises without the prior approval of the lessor.

     4.4 Developer shall furnish Franchisor with a copy of each executed lease within ten (10) days after its execution.

5.  SELECTION OF OPERATOR

     Before opening its first Bakery and throughout the term of this Agreement, Developer shall employ an individual who shall be responsible for the operations of all Bakeries developed pursuant to this Agreement (the "Operator").
Developer may not hire an individual as Operator without first obtaining Franchisor's written approval, which approval Franchisor shall not unreasonably withhold. Franchisor may reject any proposed Operator who does not have significant prior experience in the multi-unit restaurant business.

6.  CONFIDENTIAL INFORMATION

     6.1 Except as hereinafter provided, Developer shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Developer or of which Developer may be apprised by virtue of Developer's activities under this Agreement. Developer may divulge such confidential information only: (i) to such of its employees as deemed necessary by Developer; and (ii) to Developer's contractors and prospective landlords with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Developer can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Developer, had become or later becomes a part of the public domain, through publication or communication by others.

     6.2 At Franchisor's request, Developer shall require its employees and any other person to whom Developer wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

7.  CORPORATE REQUIREMENTS; FINANCIAL STATEMENTS

     7.1 If Developer is a corporation, Developer shall comply with the following requirements during the term of this Agreement:

          7.1.1 Developer shall furnish Franchisor with a copy of its Articles or Certificate of Incorporation, Bylaws, and any other corporate governing documents Franchisor may reasonably request, and any amendments thereto;

          7.1.2 Developer shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

          7.1.3 Developer shall maintain stop transfer instructions against the transfer on its records of any equity security, and shall issue no securities upon the face of which the following printed legend does not legibly and conspicuously appear:

     The transfer of ownership of shares represented by this Certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation. Reference is made to the provisions of the Development Agreement and to the Articles and Bylaws of the Corporation.

          7.1.4 Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Developer and shall furnish the list to Franchisor upon request.

     7.2 If Developer is a partnership, Developer shall comply with the following requirements during the term of this Agreement:

          7.2.1 Developer shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto.

          7.2.2 Developer shall include in its partnership certificate, if any, filed with the state in which Developer was formed a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

          7.2.3 Developer shall prepare and furnish to Franchisor, upon request, a list of all general and limited partners in Developer.

     7.3 If Developer is a limited liability company, Developer shall comply with the following requirements during the term of this Agreement:

          7.3.1 Developer shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto.

          7.3.2 Developer shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

          7.3.3 Developer's limited liability company operating agreement shall include provisions that state that the transfer of shares is subject to the terms and conditions of an Agreement with Franchisor.

          7.3.4 Developer shall prepare and furnish to Franchisor, upon request, a list of all members of Developer.

     7.4 Developer shall furnish to Franchisor, within ninety (90) days after the end of each fiscal year of Developer, an income statement showing the results of Developer's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be prepared in accordance with generally accepted accounting principles and reviewed by an independent certified public accountant. If, however, the foregoing income statements and balance sheets are audited by an independent certified public accountant, then Developer shall furnish the audited income statements and balance sheets rather than the reviewed income statements and balance sheets.

8.   TRANSFER OF INTEREST

     8.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations under this Agreement to any person or legal entity. Developer agrees that Franchisor shall have no liability after the effective date of such transfer or assignment for the performance of any obligations hereunder.

     8.2 Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer and that Franchisor has granted these rights in reliance on the business skill, financial capacity, and personal character of Developer's present owners and management. Accordingly, neither Developer nor any immediate or remote successor to any part of Developer's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer, shall sell, assign, transfer, convey, or give away any direct or indirect interest in this Agreement, the Developer, or in all or substantially all of the assets of the Developer without the prior written consent of Franchisor. Developer shall notify Franchisor in writing of any proposed transfer at least thirty (30) days before such proposed transfer is to take place, and shall provide such information and documentation relating to the proposed transfer as Franchisor may reasonably require. Any purported assignment or transfer not having the written consent of Franchisor required by this Section 8.2 shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure pursuant to Section 9.2 of this Agreement.

     8.3  Notwithstanding any other provision of this Section 8:

          8.3.1 Developer shall not pledge or otherwise encumber this Agreement or any interest of Developer as security for any loan or other obligation; and

          8.3.2 Neither Developer nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Developer shall: (i) pledge or otherwise encumber any such direct or indirect ownership interest in itself or in the Developer; or (ii) offer or sell securities of itself or of Developer in an offering registered with the Securities and Exchange Commission ("Commission") on any form then in use for the registration of securities pursuant to the rules of the Commission in full compliance with the Securities Act of 1933, or in any other public offering; and

          8.3.3 If Developer is an entity, then the owner or owners of the equity of Developer may, without Franchisor's prior written consent, sell, assign, transfer or give away to employees of Developer, in an amount aggregated during the term of this Agreement, as it may be extended pursuant to Section 2, of not more than twenty-five percent (25%) of the outstanding equity of the Developer, provided (i) Franchisor receives written notice of such transfer not later than thirty (30) days prior to the transfer, which notice shall identify the transferee, describe the transferee's position of employment, and include a calculation demonstrating that the planned transfer complies with this Section 8.3.3, and (ii) such transfer, when combined with all prior transfers of the equity of Developer, does not result in a change in control of Developer. Any purported assignment or transfer not in compliance with this Section 8.3.3 shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure.

     8.4 Franchisor shall have the right, exercisable within thirty (30) days after receipt of written notice of a proposed transfer pursuant to Section 8.2, to purchase the interest proposed to be transferred by sending written notice to the transferor, as follows:

          8.4.1 If the transfer is proposed to be made pursuant to a sale, Franchisor may purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within sixty (60) days after the date of notice from Franchisor to the seller of the Franchisor's election to purchase. If the consideration, terms, and/or conditions offered by the third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within thirty (30) days on the reasonable equivalent in cash, an independent appraiser shall be designated by Franchisor, at Franchisor's expense, and the appraiser's determination shall be binding. Any material change in the terms of the offer from a third party after Franchisor has elected not to purchase the seller's interest shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer.

          8.4.2 If the transfer is proposed to be made pursuant to a gift for no consideration, Franchisor shall designate an independent appraiser to determine the fair market value of the interest proposed to be transferred. Franchisor and Developer shall each pay one-half of the expense of the appraisal. Franchisor may purchase such interest at the fair market value determined by the appraiser. Closing on such purchase shall occur within sixty
(60) days after notice from Franchisor to the transferor of the appraiser's determination of fair market value.

     8.5  If Franchisor elects not to exercise its right of first refusal under
Section 8.4, the proposed transferor may complete the transfer after obtaining Franchisor's written consent as required under Section 8.2. Except as hereinafter provided, Franchisor shall not unreasonably withhold its consent to a proposed transfer. Franchisor may, however, withhold consent, in its sole discretion, to the transfer if such transfer is not made in conjunction with a simultaneous transfer of all comparable interests held by the transferor in all Franchise Agreements executed pursuant to this Agreement. In addition, if the proposed transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of changing control of Developer or of the rights granted under this Agreement, Franchisor may, in its sole discretion, withhold consent to such transfer. In any event, if Franchisor consents to any transfer, Franchisor may require conditions to any such consent, including, but not limited to, the following:

          8.5.1 That all of Developer's accrued monetary obligations and all other outstanding obligations to Franchisor and its affiliates have been satisfied;

          8.5.2 That Developer is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor or its affiliates or any Franchise Agreement executed pursuant to this Agreement;

          8.5.3 The transferee (or, if the transferee is a corporation or partnership, such owners of a beneficial interest in the transferee as Franchisor may request) shall demonstrate to Franchisor's satisfaction that it meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to complete development of the territory in a timely manner; and

          8.5.4 That the transferee enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Developer's obligations under this Agreement;

          8.5.5 That the transferor execute a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities;

          8.5.6 That employees of the transferee who have not previously completed a training program approved by Franchisor, at the transferee's expense, complete any training programs then in effect for new Bruegger's Bagels franchisees; and

          8.5.7 That Developer pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's actual expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees.

     8.6 The executor or personal representative of a person with an interest in Developer shall transfer his or her interest to a third party approved by Franchisor within a reasonable time after the date of such person's death or declaration of such person's mental incapacity. Such transfers shall be subject to Franchisor's right of first refusal under Section 8.4, or, if such right is not exercised, the same conditions as may be imposed on any inter vivos transfer under Section 8.5. In the case of transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 8, the executor shall transfer the decedent's interest to another party approved by Franchisor, subject to all of the terms and conditions for transfers contained in this Agreement. If an interest is not disposed of under this Section 8.6 within two (2) years from the date of death or appointment of a personal representative, Franchisor may terminate this Agreement pursuant to Section 9.2.3 below.

     8.7 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of

Franchisor's right to demand exact compliance by the transferor or transferee with any of the terms of this Agreement by the transferor or transferee.

     8.8 Securities of Developer may be sold in an offering not requiring registration under any federal or state securities laws, subject to all of the conditions of this Section 8, including Franchisor's right of first refusal under Section 8.4. All materials required for the private offering by federal or state law shall be submitted to Franchisor for review prior to their use. Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. No offering shall imply, by use of the Proprietary Marks or otherwise, that Franchisor is participating in an underwriting, issuance, or offering of securities of either Developer or Franchisor. Developer and any other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000) to reimburse Franchisor for its costs and expenses associated with reviewing the proposed offering. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering.

9.   DEFAULT AND TERMINATION

     9.1 Developer shall be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; if Developer is adjudicated as bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law is instituted by or against Developer; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); if Developer is dissolved; if execution is levied against Developer's business or property; if suit to foreclose any lien or mortgage against the premises or equipment of any Bakery developed hereunder is instituted against Developer and not dismissed within thirty (30) days; or if the real or personal property of any Bakery developed hereunder is sold after levy thereupon by any sheriff, marshall, or constable.

     9.2 Franchisor shall have the right to terminate this Agreement, effective immediately upon the receipt of written notice by Developer, if any of the following events occurs:

          9.2.1 If Developer fails to comply with the First Renewal Development Schedule;

          9.2.2 If any Franchise Agreement for a Bakery developed hereunder is terminated for default;

          9.2.3 In the event of any transfer of an interest in Developer or in this Agreement which does not comply with Section 8 of this Agreement, or any transfer of an interest in Developer by intestate succession to an heir who is unable to meet the conditions of Section 8; or

          9.2.4 If Developer, or any entity which controls Developer, becomes a publicly-held corporation, as referenced in Section 8.3.2.

     9.3 If Developer fails to cure any default of any other provision of this Agreement within thirty (30) days after receiving written notice of default from Franchisor, this Agreement shall terminate at the end of such thirty-day period without further notice from Franchisor.

     9.4 Upon termination of this Agreement, Developer shall have no right to establish or operate any Bakery for which a Franchise Agreement has not been executed by the parties prior to termination; and Franchisor shall be entitled to establish, and to franchise others to establish, Bakeries at any location in the Development Area except as may be otherwise provided under the terms of any Franchise Agreement which remains in effect between Franchisor and Developer.

     9.5 No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.

10.  COVENANTS

     10.1 Developer acknowledges that, pursuant to this Agreement, Developer will receive valuable confidential information, including, without limitation, information regarding the site selection, marketing, and food preparation techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, Developer shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or legal entity:

          10.1.1 Divert or attempt to divert any present or prospective business or customer of any Bakery to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

          10.1.2 Employ or seek to employ any person who is at that time employed by Franchisor or who was employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

          10.1.3 Own, manage, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar value.

     10.2 Developer covenants that, except as otherwise approved in writing by Franchisor, Developer shall not, for one (1) year after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new developer, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business (i) whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and (ii) which is, or is intended to be, located within the Development Area, except pursuant to a Franchise Agreement with Franchisor.

     10.3 Sections 10.1.3 and 10.2 shall not apply to ownership by Developer of a less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

     10.4 Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 10.1 and 10.2 of this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof; and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 15.1 hereof.

     10.5 Developer agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section 10. Developer agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 10, including, but not limited to, reasonable attorneys fees.

     10.6 Developer acknowledges that Developer's violation of the terms of this Section 10 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer accordingly consents to the issuance of an injunction prohibiting any conduct by Developer in violation of the terms of this Section 10. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     10.7 At Franchisor's request, Developer shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 10 (including covenants applicable upon the termination of an individual's relationship with Developer) from any or all officers, directors, and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Developer. Every covenant required by this Section 10.7 shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

     10.8 Franchisor agrees that it shall not employ or seek to employ any person who is at the time employed by Developer or who was employed by Developer within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Developer.

11.  NOTICES

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or delivered or sent by another method which affords the sender evidence of receipt or attempted delivery, to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:   Bruegger's Franchise Corporation
                              P.O. Box 374
                              159 Bank Street
                              Burlington, Vermont   05402
                              Attn: Vice President of Development

     With a copy to:          Nordahl L. Brue, Esq.
                              Sheehey Brue Gray & Furlong P.C.
                              P.O. Box 66
                              119 South Winooski Avenue
                              Burlington, Vermont  05402

     Notices to Developer:    ______________________________________
                              ______________________________________
                              ______________________________________
                              Attn:_________________________________

Any notice sent or delivered which affords the sender evidence of receipt or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

12.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     12.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them; that Developer is an independent contractor; and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     12.2 Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     12.3 Nothing in this Agreement authorizes Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, nor shall Franchisor be liable by reason of any act or omission of Developer or any claim or judgment arising therefrom against Developer or Franchisor. Developer shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees against any claim arising directly or indirectly from, as a result of, or in connection with Developer's activities hereunder, as well as the costs of defending against any such claim.

13.  APPROVALS AND WAIVERS

     13.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may be otherwise expressly provided herein, such approval or consent must be obtained in writing and signed by an officer of Franchisor.

     13.2 Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer by providing any waiver, approval, consent, or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     13.3 No failure of Franchisor to exercise any right reserved to it in this Agreement or to insist upon strict compliance by Developer with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to exercise such right or to demand exact compliance with any of the terms of this Agreement. Waiver by Franchisor of any particular default by Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement affect or impair Franchisor's right to exercise the same; nor shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

14.  SEVERABILITY AND CONSTRUCTION

     14.1 If, for any reason, any provision of this Agreement is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise intelligible. The latter shall continue to be given full force and effect and bind the parties hereto, and the invalid provision(s) shall be deemed not to be a part of this Agreement.

     14.2 Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, and such of their successors and assigns as may be contemplated by Section 8 above, any rights or remedies under or by reason of this Agreement.

     14.3 Any provision or covenant of this Agreement which expressly or by reasonable implication imposes obligations after the expiration or termination of this Agreement shall survive such expiration or termination.

     14.4 Developer agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from (i) striking from any of the provisions hereof any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which Franchisor is a party, or (ii) reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

15.  ENTIRE AGREEMENT; APPLICABLE LAW

     15.1 This Agreement, the documents referred to herein, and the Exhibits attached hereto constitute the entire agreement between Franchisor and Developer concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to in writing by the parties and executed by their authorized officers or agents.

     15.2 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law the laws of such state shall prevail, without regard to the application of such state's conflict of law rules.

     15.3 Any action (whether or not arising out of this Agreement) brought by Developer against Franchisor in any court, whether federal or state, shall be brought, and any action brought by Franchisor against Developer may be brought, within the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     15.4 No right or remedy conferred upon or reserved to Franchisor or Developer by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     15.5 Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     15.6 Any and all claims and actions arising out of or relating to this Agreement or the relationship of Developer and Franchisor, brought by either party against the other, shall be commenced within eighteen (18) months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     15.7 Developer and Franchisor irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Developer and Franchisor hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     15.8 If Developer shall consist of two or more persons or entities at any time during the term of this Agreement, their obligations hereunder to Franchisor shall be joint and several.

16.  ACKNOWLEDGMENTS

     16.1 Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and is largely dependent upon Developer's business skills and financial and other resources. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     16.2 Developer acknowledges that Developer has received, read, and understood this Agreement and the attached Exhibits, and that Developer has had ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

     16.3 Developer acknowledges that it received a complete copy of this Agreement and the attached Exhibits at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

BRUEGGER'S FRANCHISE CORPORATION    DEVELOPER:_________________________________

By:_____________________________    By:________________________________________

Title:__________________________    Title:_____________________________________

                                   EXHIBIT A

                                      to

                               BRUEGGER'S BAGELS
                             DEVELOPMENT AGREEMENT

                               PROPRIETARY MARKS
                               -----------------

                                 Date
Registered Marks                 Type        Registered      Reg. No.
-------------------------        ----        ----------      ---------

BRUEGGER'S                       TM          11/22/88        1,513,741

THE BEST THING ROUND             SM          6/15/93         1,776,884

BRUEGGEROONS                     TM          7/13/93         1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN                TM          7/13/93         1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN          SM          8/31/93         1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN                SM          8/31/93         1,790,828

BRUEGGER'S                       SM          9/7/93          1,792,050

                              APPLICATIONS PENDING
                              --------------------
                                             Date Sent
Marks                            Type        for Filing      Application No.
-----                            -----       ----------      ---------------

BRUEGGER'S BAGELS/
BAKED FRESH AND DESIGN           SM          1/16/96               N/A

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS          SM/TM       10/16/95              N/A

JAVAHH!                          TM          7/3/95                N/A

SINGLE BAKER/SINGLE
BAGEL @ HEARTH DESIGN            SM          1/16/96               N/A

                                   EXHIBIT B


                                      to

                               BRUEGGER'S BAGELS
                             DEVELOPMENT AGREEMENT



                               DEVELOPMENT AREA
                               ----------------


     The Development Area (see Section 1.1) shall be the following:

                                   EXHIBIT C

                                      to

                               BRUEGGER'S BAGELS
                             DEVELOPMENT AGREEMENT



                              FRANCHISE AGREEMENT
                              -------------------



     The attached form of Franchise Agreement shall be used for all Bakeries to be developed during the initial term and during the first renewal term of this Agreement, but not during any subsequent renewal term.

                               BRUEGGER'S BAGELS

                              FRANCHISE AGREEMENT

                               BRUEGGER'S BAGELS

                              FRANCHISE AGREEMENT



                               TABLE OF CONTENTS
                               -----------------

     Section                                                               Page
     -------                                                               ----

1.   GRANT.................................................................... 1
2.   TERM AND RENEWAL......................................................... 3
3.   DUTIES OF FRANCHISOR..................................................... 3
4.   FEES..................................................................... 4
5.   CONSTRUCTING AND OPENING THE BAKERY...................................... 5
6.   TRAINING................................................................. 6
7.   DUTIES OF FRANCHISEE..................................................... 8
8.   PROPRIETARY MARKS....................................................... 12
9.   OPERATIONS MANUALS...................................................... 14
10.  CONFIDENTIAL INFORMATION................................................ 14
11.  ACCOUNTING AND RECORDS.................................................. 15
12.  ADVERTISING AND PROMOTION............................................... 16
13.  INSURANCE............................................................... 19
14.  TRANSFER OF INTEREST.................................................... 20
15.  DEFAULT AND TERMINATION................................................. 24
16.  OBLIGATIONS UPON TERMINATION OF EXPIRATION.............................. 26
17.  COVENANTS............................................................... 28
18.  ORGANIZATION OF FRANCHISEE.............................................. 29
19.  TAXES, PERMITS, AND INDEBTEDNESS........................................ 31
20.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION.............................. 31
21.  APPROVALS AND WAIVER.................................................... 32
22.  NOTICES................................................................. 32
23.  ENTIRE AGREEMENT........................................................ 33
24.  SEVERABILITY AND CONSTRUCTION........................................... 33
25.  APPLICABLE LAW; ARBITRATION............................................. 34
26.  ACKNOWLEDGEMENTS........................................................ 36

     EXHIBIT A  -  PROPRIETARY MARKS

                               BRUEGGER'S BAGELS
                              FRANCHISE AGREEMENT


     THIS AGREEMENT is entered into on _______________, 19___ by and between BRUEGGER'S FRANCHISE CORPORATION, a Delaware corporation ("Franchisor"), and _____________________________ ("Franchisee").

     WHEREAS, Franchisor and its affiliates have developed a system relating to the preparation and promotion of distinctive bagels and cream cheese and the establishment and operation of restaurants specializing in the sale of the bagels, cream cheese, and other food and beverage items (the "System");

     WHEREAS, the distinguishing characteristics of the System include, without limitation, the sale of bagels and cream cheese products prepared in accordance with secret recipes and manufacturing processes owned by affiliates of Franchisor; distinctive exterior and interior restaurant design, decor, color scheme, fixtures, and furnishings; standards and specifications for ingredients, food preparation, equipment, supplies, and restaurant operations; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor and its affiliates from time to time;

     WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "BRUEGGER'S", as set forth in Exhibit A to this Agreement, and such other trade names, service marks, and trademarks as may hereafter be designated by Franchisor in writing for use in the System (the "Proprietary Marks");

     WHEREAS, Franchisee wishes to obtain the right to establish and operate a Bruegger's Bakery at the location specified in this Agreement;

     WHEREAS, Franchisor and Franchisee are parties to a Bruegger's Bagels Development Agreement dated _______________ ("Development Agreement") under which Franchisee has the right and obligation to develop Bruegger's Bakeries within a specific geographic territory that includes the location specified in this Agreement, and pursuant to which the parties are entering into this Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.   GRANT
     -----

     1.1 Franchisor grants to Franchisee the exclusive right, except as provided in Section 1.4 hereof, and Franchisee undertakes the obligation, on the terms and conditions set forth in this Agreement, to establish and operate one Bruegger's Bakery at the location specified in Section 1.2 below (the "Bakery") and to use the Proprietary Marks and the System solely in connection therewith. Franchisor further grants to Franchisee, subject to Section 7.5 below, the right to use certain trade secrets of Franchisor's affiliates to manufacture bagel dough, solely for use in the Bakery.

     1.2 Franchisee shall operate the Bakery only at___________________________ __________(the "Approved Location" or "Premises").

     1.3 Except as provided in Section 1.4, Franchisor shall not establish a Bruegger's Bakery or franchise others to establish a Bruegger's Bakery within an area determined by drawing a circle around the Bakery, which circle shall have the Bakery as its center, and which circle shall be the smaller of the following (the "Exclusive Area"):

             1.3.1  A circle with a one and one-half (1.5) mile radius; or

             1.3.2 A circle that contains a population of thirty thousand persons, the radius of which circle shall be determined at such time or times as Franchisor communicates to Franchisee an intent to establish a Bruegger's Bakery or franchise others to establish a Bruegger's Bakery within one and one-half (1.5) miles of the Bakery. For purposes of this Section 1.3.2, the population shall be the greater of the daytime population or the residential population.

     1.4  Franchisor retains the right:

          1.4.1 To establish and operate (directly or through an affiliate) one or more Bakeries, to franchise others to establish and operate one or more Bakeries, and to sell and distribute under the Bruegger's "name" any of the items designated as "Required Items" from time to time in Franchisor's Confidential Operations Manuals, at any location outside the Exclusive Area.

          1.4.2 To sell and distribute, and license others to sell and distribute food products including, but not limited to, cream cheese products and other bagel spreads under the "Bruegger's" name or under any other name, directly or indirectly, through supermarkets, delicatessens, specialty food stores, convenience stores, and other wholesale and retail food stores, at any location outside the Exclusive Area.

          1.4.3 To establish and operate, and franchise others to establish and operate Bruegger's Bakeries in any mall, military base, airport, hospital, educational institution or highway rest area ("Excluded Locations"), whether or not such Excluded Locations are located inside or outside the Exclusive Area. For purposes of this Section 1.4.3, "mall" shall be defined as any enclosed shopping facility which contains 100,000 square feet or more of enclosed space.

2.   TERM AND RENEWAL
     ----------------

     2.1 Unless sooner terminated as provided herein, the initial term of this Agreement shall expire twenty (20) years from the date first written above.

     2.2 Franchisee may renew the rights granted hereunder for additional terms of the lesser of ten (10) years or the remaining term (including any extensions) of the lease for the premises of the Bakery (the "Premises"), subject to the following conditions:

          2.2.1 Franchisee shall have given Franchisor written notice of Franchisee's election to renew not less than six (6) months nor more than nine
(9) months before the end of the then current term;

          2.2.2 Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates, and Franchisee shall have substantially complied with such agreements throughout their respective terms;

          2.2.3 Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its affiliates, and shall have timely met those obligations throughout the initial term and all renewal terms of this Agreement;

          2.2.4 Franchisee shall make or provide for, in a manner satisfactory to Franchisor, such renovation and modernization of the Bakery as Franchisor may reasonably require, including, without limitation, installation of new equipment and renovation of signs, furnishings, fixtures, and decor to reflect the then-current standards and image of the System;

          2.2.5 Franchisee shall execute Franchisor's then-current form of renewal franchise agreement, which shall supersede this Agreement in all respects;

          2.2.6 Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities; and

          2.2.7 Franchisee shall comply with Franchisor's then-current qualification and training requirements for new franchisees.

3.   DUTIES OF FRANCHISOR
     --------------------
     3.1 Franchisor shall provide to Franchisee one set of Franchisor's representative plans for the construction and layout of a Bruegger's Bakery.

     3.2 Franchisor shall provide to Franchisee, on loan, one set of Franchisor's confidential operations manuals (the "Manuals").

     3.3 Franchisor shall provide to Franchisee, on loan, only upon written request pursuant to Section 7.5.2 below, one copy of Franchisor's confidential Bagel Production Manual.

     3.4 Franchisor shall provide a training program prescribed by Franchisor, for the persons required or permitted to attend training under
Section 6 of this Agreement.

     3.5 Franchisor shall provide such pre-opening and opening supervision and assistance as Franchisor deems advisable.

     3.6 Franchisor shall designate at least one supplier of Bruegger's Direct Set Cream Cheese and license such supplier or suppliers to use the secret recipes necessary to produce Bruegger's Direct Set Cream Cheese.

     3.7 In addition to the advertising and promotional materials produced by the advertising fund established by Franchisor for the System (the "Fund," as further described in Section 12 of this Agreement), Franchisor shall make available to Franchisee such advertising and promotional materials as Franchisor may elect to produce with Franchisor's own funds. Franchisor may charge a purchase price for such non-Fund materials equal to the costs to produce them.

     3.8 Franchisor shall provide to Franchisee from time to time, as Franchisor deems appropriate, advice and written materials concerning techniques of managing and operating the Bakery.

4.   FEES
     ----

     [IF THE FRANCHISE AGREEMENT IS ONE OF THE FIRST THREE (3) FRANCHISE AGREEMENTS EXECUTED BY FRANCHISEE PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE FORM OF SECTION 4.1 SHALL APPLY:]

     4.1 In consideration of the rights granted herein, Franchisee has paid to Franchisor an initial franchise fee of Twenty-five Thousand Dollars ($25,000), receipt of which is hereby acknowledged, which is fully earned and nonrefundable in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others.

     [IF THE FRANCHISEE HAS PREVIOUSLY EXECUTED THREE (3) FRANCHISE AGREEMENTS PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE FORM OF
SECTION 4.1 SHALL APPLY:]

     4.1 In consideration of the rights granted herein, Franchisee has paid to Franchisor an initial franchise fee of Twenty Thousand Dollars ($20,000), receipt of which is hereby acknowledged, which is fully earned and non-refundable in consideration of the administrative and other expenses incurred by Franchisor and Franchisor's lost or deferred opportunity to enter into similar arrangements with others.

     4.2 Franchisee shall pay Franchisor a weekly royalty fee in an amount equal to five percent (5%) of the Gross Sales of the Bakery. As used in this Agreement, "Gross Sales" means all revenue from the sale of all products and all other income of every kind related to the Bakery (including, without limitation, any proceeds from business interruption insurance), whether for cash or credit, and regardless of collection in the case of credit. Gross Sales shall not include any sales taxes or other taxes collected from customers by Franchisee and paid directly to the appropriate taxing authority. For purposes of this Agreement, unless otherwise designated by Franchisor in writing, a week begins on Wednesday and ends on the following Tuesday.

     4.3 Franchisee shall contribute weekly to the Fund the amount specified in Section 12.1 below.

     4.4 Franchisee shall designate an account at a commercial bank of its choice (the "Account") for the payment of weekly royalty fees and advertising fund contributions. Franchisee shall furnish the bank with such authorizations as may be necessary to permit Franchisor to make withdrawals from the Account by electronic funds transfer. On Monday of each week, Franchisor shall transfer from the Account an amount equal to the royalty fees and advertising contributions due from Franchisee based on Gross Sales for the preceding week. Franchisor shall furnish Franchisee with a written confirmation of each such transfer. Franchisee agrees to maintain sufficient funds in the Account at all times to cover all royalty fees and advertising contributions payable to Franchisor. If funds in the Account are insufficient to cover the amounts payable at the time Franchisor makes its weekly electronic funds transfer, the amount of the shortfall shall be deemed overdue, and Franchisee shall pay Franchisor, on demand, in addition to the overdue amount, daily interest on such amount from the date it was due until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Franchisor may have.

5.   CONSTRUCTING AND OPENING THE BAKERY
     -----------------------------------

     5.1 With respect to both the Bakery and the bagel dough manufacturing site, Franchisor shall furnish to Franchisee a copy of Franchisor's representative plans and specifications for construction of a Bakery and, if applicable, a bagel dough manufacturing site, including exterior and interior design and layout plans.

     5.2 Franchisee shall construct and equip the Bakery and any facility in which Franchisee manufactures bagel dough pursuant to Section 7.5.2 below at Franchisee's own expense. Before commencing construction of the Bakery, Franchisee, at its expense, shall employ a qualified architect or engineer to prepare preliminary and final architectural and engineering drawings and specifications for the Premises consistent with Franchisor's representative plans for a Bruegger's Bakery. As requested by the Franchisor, the preliminary and final drawings and specifications shall be submitted to Franchisor for approval. If Franchisor has not approved or rejected the drawings and specifications within thirty (30) days after receipt of a complete set of drawings and specifications, then Franchisor's approval shall be deemed received. Once approved by Franchisor, the drawings and specifications shall not be changed or modified without the prior written consent of Franchisor.

     5.3 Franchisee shall obtain, at Franchisee's expense, all zoning classifications, permits, and clearances (including, but not limited to, certificates of occupancy and mall or strip center clearances) which may be required by federal, state, or local laws, ordinances, or regulations.

     5.4 During the entire period of construction of the Bakery, Franchisee shall permit Franchisor and its agents to inspect the site at all reasonable times. Franchisee shall complete construction and installation of all furniture, fixtures, equipment, and signs in accordance with the final plans and specifications approved by Franchisor under Section 5.1 above, and shall notify Franchisor of the anticipated construction completion date.

     5.5 Franchisee shall open the Bakery within one (1) year after the date of this Agreement. The parties agree that time is of the essence in the opening of the Bakery.

6.   TRAINING; MANUALS
     -----------------

     [IF THIS AGREEMENT RELATES TO THE FIRST BAKERY TO BE OPENED BY FRANCHISEE PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE FOR OF
SECTION 6.1 SHALL APPLY:]

     6.1 Within sixty (60) days before the Bakery opens for business, the manager, and two bakers designated by Franchisee, together with the individual who shall be responsible for the operations of all Bakeries operated by Franchisee (the "Operator") shall attend and complete Franchisor's training program to Franchisor's satisfaction.

     [IF THIS AGREEMENT RELATES TO ANY BAKERY SUBSEQUENT TO THE FIRST BAKERY OPERATED BY FRANCHISEE PURSUANT TO THE DEVELOPMENT AGREEMENT, THEN THE FOLLOWING ALTERNATIVE VERSION OF SECTION 6.1 SHALL APPLY:]

     6.1 Franchisee shall provide a training program to its own personnel. Except as provided in this Section 6, the Operator, within sixty (60) days before the Bakery opens for business, the manager and two bakers designated by Franchisee together with the individual who shall be responsible for the operations of all Bakeries operated by Franchisee (the "Operator"), shall attend and complete the training program conducted by Franchisee, unless such individuals previously completed training to Franchisor's satisfaction. The content and administration of Franchisee's training program must be at least equal to those of Franchisor's training program and must be approved in advance by Franchisor. Franchisor will provide Franchisee with the materials and, to the extent Franchisee deems its necessary or appropriate, assistance in designing and developing Franchisee's own training program. Franchisor shall have the right to review Franchisee's training program periodically to ensure its quality and to verify that managers, and bakers are being trained in a timely and satisfactory manner. Franchisor shall notify Franchisee of any deficiencies in the training program. Franchisee shall promptly cure such deficiencies. If Franchisee fails to cure such deficiencies within a reasonable time, Franchisor may require all Operators, Bakery managers and bakers to attend training conducted by Franchisor at Franchisee's expense, until such time as the deficiencies in Franchisee's program have been corrected to Franchisor's satisfaction.

     6.2 Similarly, within sixty (60) days before a bagel dough manufacturing site opens for business, the manager of such facility shall attend and complete Franchisor's training program to Franchisor's satisfaction, or, if applicable, shall attend and complete a training program conducted by Franchisee and approved by Franchisor pursuant to the Development Agreement.

     6.3     After the Bakery opens for business:

          6.3.1 Any person employed by Franchisee to serve as Operator, as manager or baker of the Bakery, or as manager of a bagel dough manufacturing site, before commencing his or her duties, shall attend and satisfactorily complete the training program referred to in Section 6.1; and

          6.3.2 Such of Franchisee's employees as Franchisor may reasonably designate shall attend and complete, to Franchisor's satisfaction, such additional training programs as Franchisor may reasonably require from time to time.

     6.4 All training conducted by Franchisor shall be held in either Burlington, Vermont or Chicago, Illinois unless Franchisor designates a different location by written notice to Franchisee. Franchisor shall provide instructors, training facilities, and training materials for all such training at no charge to Franchisee. Franchisee shall be responsible for all other expenses for training of its employees, including, but not limited to, the costs of transportation, lodging, meals, and wages.

     6.5 Franchisor shall provide to Franchisee, on loan, one set of Manuals. The Manuals shall remain the sole property of Franchisor and shall be kept in a secure place at all times. Franchisee shall not photocopy, duplicate, record, or otherwise reproduce the Manuals or any of its contents without the prior written consent of Franchisor.

7.   DUTIES OF FRANCHISEE
     --------------------

     7.1 In order to protect the reputation and goodwill of Franchisor and to maintain high standards of operation under the System, Franchisee shall operate the Bakery in strict conformance with the methods, standards, and specifications prescribed by Franchisor from time to time in the Manuals or otherwise in writing. If Franchisee, pursuant to Section 7.5.2 below, produces its own bagel dough for the Bakery, Franchisee shall manufacture such bagel dough in strict conformance with the methods, standards, and specifications prescribed by Franchisor from time to time in the Bagel Production Manual. Franchisee shall not deviate from such standards, specifications, and procedures without Franchisor's prior written consent.

     7.2 Franchisee shall use the Premises solely for the operation of the Bakery, shall keep the Bakery open and in normal operation for the minimum hours and days specified in the Manuals and as permitted by applicable laws, and shall refrain from using or permitting the use of the Premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor.

     7.3 Except to the extent provided in Section 5.1 of the Development Agreement, Franchisee shall be solely responsible for all employment decisions and functions of the Bakery, including, without limitation, those related to hiring, firing, training, wage and hour requirements, recordkeeping, supervision, and discipline of employees. Franchisee shall maintain a competent, conscientious, trained staff with enough members to operate the Bakery in an efficient and competent manner. Franchisee shall take such steps as are necessary to ensure that its employees preserve good customer relations; render competent, prompt, courteous, and knowledgeable service; and meet such minimum standards as Franchisor may establish from time to time in the Manuals.

     7.4 Franchisee shall offer for sale in the Bakery all products and services which are designated as core products by Franchisor from time to time in the Manuals (the "Required Items"). Franchisee may also offer for sale any non-Required Items and services which have been approved by Franchisor in the Manuals for sale in a Bruegger's Bakery, but Franchisee shall not offer or sell any other products or services without Franchisor's prior written consent. All products shall be sold only in the weights, sizes, forms, and packages approved by Franchisor. Franchisee shall discontinue selling or offering for sale any products or services which Franchisor, in its sole discretion, disapproves in writing at any time. Franchisee shall have sole discretion as to the prices of all products and services offered and sold by it to its customers.

     7.5 A principal purpose of the relationship created by this Agreement is to enable Franchisee to sell bagels prepared from dough made in accordance with the proprietary recipe and manufacturing process owned by Bruegger's Corporation, an affiliate of Franchisor ("Bruegger's Bagels"), and to sell varieties of a special cream cheese product ("Bruegger's Direct Set Cream Cheese") made in accordance with proprietary recipes owned by Bruegger's Corporation and a proprietary manufacturing processes owned by Franklin County Cheese Corporation, another affiliate of Franchisor. In order to protect the ownership interests of Franchisor's affiliates in the proprietary recipes and processes and to ensure the quality, uniformity, and distinctiveness of Bruegger's Bagels and Bruegger's Direct Set Cream Cheese, Franchisee agrees that:

          7.5.1 All of Franchisee's requirements of Bruegger's Direct Set Cream Cheese shall be purchased by Franchisee from a supplier designated by Franchisor; and

          7.5.2 All of Franchisee's requirements of bagel dough shall either be: (i) manufactured by Franchisee in strict conformance with the standards and procedures set forth by Franchisor from time to time in the Bagel Production Manual; or (ii) purchased by Franchisee from a supplier designated by Franchisor. Franchisor shall furnish one (1) copy of the Bagel Production Manual to Franchisee within one (1) week after receipt of written notification from Franchisee that Franchisee intends to produce its own bagel dough for the Bakery, unless Franchisee has previously received a copy of the Bagel Production Manual pursuant to another Bruegger's Bagels Franchise Agreement, in which case Franchisor shall have no obligation to furnish an additional copy. Franchisee's written notice shall explicitly acknowledge Franchisee's obligation to hold the Bagel Production Manual and its contents in strict confidence at all times pursuant to Section 9 of this Agreement.

     7.6 Except for bagel dough and Bruegger's Direct Set Cream Cheese, as provided in Section 7.5, Franchisee shall purchase all products and services for the Bakery solely from suppliers who demonstrate to Franchisor's continuing reasonable satisfaction the ability to meet Franchisor's standards and specifications, who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably, and who have been approved by Franchisor in the Manuals or otherwise in writing. For purposes of Sections 7.5 and 7.6, "supplier" means any source of products or services, including, but not limited to, manufacturers, wholesalers, and distributors. If Franchisee desires to purchase products or services from an unapproved supplier, Franchisee shall submit to Franchisor a written request to approve the proposed supplier, together with such information as Franchisor may reasonably require. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered for evaluation and testing either to Franchisor or to an independent testing facility designated by Franchisor. A charge not to exceed the reasonable cost of the evaluation and testing shall be paid by Franchisee, whether or not the supplier is approved. Within thirty (30) days after its receipt of Franchisee's request and completion of evaluation and testing (if required by Franchisor), Franchisor shall notify Franchisee in writing of its approval or disapproval of the proposed supplier. Approval shall not be unreasonably withheld. Franchisee shall not purchase, sell, or offer for sale any products or services of the proposed supplier until Franchisor's written approval of the proposed supplier is received. Franchisor may revoke its approval of particular suppliers from time to time if Franchisor determines, in its sole judgment, that such suppliers or their products or services no longer meet Franchisor's standards. Upon receipt of written notice of revocation, Franchisee shall cease to purchase from the disapproved supplier and, in the case of revocation based on failure of products to meet Franchisor's standards, Franchisee shall dispose of its remaining inventory of such products as directed by Franchisor.

     7.7 Franchisee shall acquire and install in the Bakery, at Franchisee's expense, point of sale equipment and software that is compatible with Franchisor's data collection systems and that Franchisor approves in writing prior to installation and use. Franchisee shall maintain electronic connection of its point of sale systems with those of Franchisor; shall use the point of sale systems in accordance with the policies and operational procedures issued by Franchisor from time to time; shall transmit data to Franchisor or permit Franchisor to poll Franchisee's systems at the times specified by Franchisor; shall maintain its point of sale systems in good working order at all times; and shall ensure that Franchisee's employees are adequately trained in the use of such systems and the related policies and procedures of Franchisor. Franchisee shall bear all costs of installation, operation, and maintenance of the point of sale systems, except for toll charges incurred by Franchisor in accessing Franchisee's systems.

     7.8 In addition to the requirements of Section 7.7, Franchisee shall acquire and install in the Bakery and any facility in which Franchisee manufactures bagel dough, at Franchisee's expense, such fixtures, furnishings, equipment, decor, and signs as Franchisor may reasonably direct from time to time. Franchisee shall not install or permit to be installed on or about the Premises, without Franchisor's prior written consent, any fixtures, furnishings, equipment, decor, signs, or other items not previously approved by Franchisor.

     7.9 Franchisee shall permit Franchisor and its agents to enter the Bakery and any facility in which Franchisee manufactures bagel dough at any time during normal business hours to conduct inspections; shall cooperate with such inspections by rendering such assistance as Franchisor's representatives may reasonably request; and, upon notice from Franchisor or its agents, shall immediately begin such steps as may be necessary to correct any deficiencies noted during any such inspection.

     7.10 Franchisee shall maintain the Premises (including adjacent public areas) in a clean, orderly condition and in excellent repair. Franchisee, at its own expense, shall make such additions, alterations, repairs, and replacement as may be required for that purpose (but no others without Franchisor's prior written consent).

     7.11    At Franchisor's request, but not more often than once every seven
(7) years, unless sooner required by Franchisee's lease, Franchisee shall refurbish the Bakery to conform to the then-current design and service system, trade dress, and color schemes for a new Bruegger's Bakery. Such refurbishment may require expenditures by Franchisee on, among other things, structural changes, installation of new equipment, remodeling, redecoration, and modifications to existing improvements. Franchisor shall consider the useful life of the capital improvements in developing its standards for regular refurbishment.

     7.12 Franchisee shall participate in special promotional activities which Franchisor may prescribe generally for the System, including but not limited to an annual "Bruegger's Birthday" promotion, provided that Franchisee shall always have sole discretion as to the prices charged to its customers. If Franchisor prescribes any such activities, Franchisee shall bear its own costs of conducting such activities for the Bakery.

     7.13 Franchisee shall not implement any change in the System without the prior written consent of Franchisor. Franchisee shall notify Franchisor in writing of any change in the System which Franchisee desires to implement, and shall provide to Franchisor such information as Franchisor requests regarding the proposed change. Franchisee acknowledges and agrees that Franchisor shall have the right to incorporate the change into the System and thereupon obtain all right, title, and interest of Franchisee therein, without compensation to Franchisee.

     7.14 Franchisee acknowledges that the System may be unilaterally supplemented, improved, and otherwise modified from time to time by Franchisor. Franchisee agrees to comply with all reasonable requirements of Franchisor in that regard, including, without limitation, offering and selling new types of products or services as specified by Franchisor.

     7.15 Franchisee shall comply with all terms of its lease or sublease for the Premises and all other agreements affecting the operation of the Bakery. Franchisee shall undertake best efforts to maintain a good working relationship with its landlord and shall refrain from any activity which may jeopardize Franchisee's right to remain in possession of, or to renew the lease or sublease for, the Premises.

     7.16 Franchisee shall operate the Bakery in full compliance with all applicable municipal, county, state and federal laws, rules, regulations and ordinances, including, without limitation, all government regulations relating to occupational hazard and health, worker's compensation insurance, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales taxes. Within ten (10) days after receipt thereof by Franchisee, Franchisee shall forward to Franchisor copies of any and all reports, warnings, notices of violation or other evidence reflecting less than full compliance by Franchisee with any applicable laws, rules, regulations or ordinances.

8.   PROPRIETARY MARKS
     -----------------

     8.1 Franchisor represents that Bruegger's Corporation has granted Franchisor a license to use, and to license others to use, the Proprietary Marks; that, subject to any common law rights of others, Franchisor has the right to license Franchisee to use the Proprietary Marks; and that Franchisor has taken and will take all steps reasonably necessary to preserve and protect the validity of the Proprietary Marks and its right to license others to use them.

     8.2     Franchisee agrees that:

          8.2.1 Franchisee shall use only the Proprietary Marks designated by Franchisor and shall use them only in the manner authorized by Franchisor;

          8.2.2 Franchisee shall use the Proprietary Marks only for the operation of the Bakery and only at the Approved Location or in advertising for the Bakery;

          8.2.3 Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Bakery only under the name "BRUEGGER'S BAGELS", shall use all Proprietary Marks without prefix or suffix, and shall not use the Proprietary Marks as part of its corporate or legal name;

          8.2.4 Franchisee shall ensure that all advertising and promotional materials, packaging, signs, decorations, and other items which may be specified by Franchisor bear the Proprietary Marks in the form, color, size, and location prescribed by Franchisor;

          8.2.5 Franchisee, as directed by Franchisor, shall identify itself as the owner of the Bakery in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and business stationery, as well as at such conspicuous locations on the Premises as Franchisor may designate in writing;

          8.2.6 Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use shall constitute an infringement of Franchisor's rights and the rights of Bruegger's Corporation;

          8.2.7 Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor or Bruegger's Corporation;

          8.2.8 Franchisee shall comply with Franchisor's instructions in filing and maintaining any requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability; and

          8.2.9 During the term of this Agreement and after its expiration or termination, Franchisee shall not directly or indirectly contest the validity of, or take any other action which tends to jeopardize the rights of Franchisor or its affiliates to the ownership of or right to use and to license others to use the Proprietary Marks.

     8.3     Franchisee acknowledges that:

          8.3.1 The Proprietary Marks are valid and serve to identify the System and those who are authorized to operate under the System;

          8.3.2 Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in the Proprietary Marks;

          8.3.3 Any and all goodwill arising from Franchisee's use of the Proprietary Marks shall inure exclusively to the benefit of Franchisor and Bruegger's Corporation, and upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks; and

          8.3.4 The license to use the Proprietary Marks granted hereunder is nonexclusive.

     8.4 Franchisee shall promptly notify Franchisor of any unauthorized use of the Proprietary Marks, any challenge to the validity of the Proprietary Marks, or any challenge to the ownership by Franchisor or Bruegger's Corporation of the Proprietary Marks, Franchisor's right to use and to license others to use, or Franchisee's right to use the Proprietary Marks. Franchisee acknowledges that Franchisor and Bruegger's Corporation have the right to direct and control any administrative proceeding or litigation involving the Proprietary Marks, including any settlement thereof. Franchisor and Bruegger's Corporation have the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks. Franchisor shall defend or cause the defense of Franchisee against any third-party claim, suit, or demand arising out of Franchisee's use of the Proprietary Marks. Franchisor shall bear the cost of such defense (including the cost of any judgment or settlement) if Franchisee has used the Proprietary Marks in accordance with this Agreement, but otherwise Franchisee shall bear the cost of such defense (including the cost of any judgment or settlement). Franchisee shall execute any and all documents and do such acts as Franchisor deems necessary to carry out the defense or prosecution of any litigation involving the Proprietary Marks, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Franchisee's use of the Proprietary Marks in a manner inconsistent with the terms of this Agreement, Franchisor agrees to reimburse Franchisee for its out-of-pocket costs in doing such acts.

     8.5 Franchisor reserves the right to modify the Proprietary Marks and/or to substitute different proprietary marks for use in identifying the System and the businesses operating thereunder. Franchisee shall implement promptly any such modification or substitution at Franchisee's sole cost and expense. Franchisor shall have no obligation or liability to Franchisee as a result of such modification or substitution.

9.   OPERATIONS MANUALS
     ------------------

     9.1 Franchisee shall treat the Manuals, the Bagel Production Manual, any other manuals approved by Franchisor for use in connection with the Bakery, and all information contained therein as confidential, and shall maintain such information in strict secrecy. Franchisee shall not copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, or otherwise make them available to any unauthorized person, except as required by law.

     9.2 The Manuals and the Bagel Production Manual shall remain the sole property of Franchisor and shall at all times be kept in a secure place in the Bakery or, in the case of the Bagel Production Manual, in the facility where Franchisee manufactures bagel dough.

     9.3 Franchisor may from time to time revise the contents of the Manuals and the Bagel Production Manual. Franchisee agrees to comply with each new or changed standard upon reasonable notice thereof from Franchisor.

10.  CONFIDENTIAL INFORMATION
     ------------------------

     10.1 Franchisee shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or entity any confidential information, knowledge, trade secrets, or know-how which may be communicated to Franchisee or of which Franchisee may be apprised by virtue of Franchisee's activities under this Agreement. Franchisee may divulge such confidential information only: (i) to such of its employees as must have access to it in order to operate the Bakery; and (ii) to Franchisee's contractors and the landlord of the Premises with the prior written approval of Franchisor. All information, knowledge, trade secrets, know-how, techniques, and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to its attention by lawful means prior to disclosure thereof by Franchisor, or which, at or after the time of disclosure by Franchisor to Franchisee, had become or later becomes a part of the public domain, through publication or communication by others.

     10.2 At Franchisor's request, Franchisee shall require its employees, landlord, contractors, and any other person to whom Franchisee wishes to disclose any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of such information. Such covenants shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third-party beneficiary with the independent right to enforce the covenants.

11.  ACCOUNTING AND RECORDS
     ----------------------

     11.1 Franchisee shall prepare, and shall preserve for at least three (3) years from the dates of their preparation, complete and accurate books, records, and accounts, in accordance with generally accepted accounting principles.

     11.2 All Gross Sales and all sales tax and other charges collected on behalf of third parties shall be recorded by Franchisee in accordance with the procedures prescribed in the Manuals on such point of sale systems as Franchisor may specify pursuant to Section 7.7 above.

     11.3 Franchisee shall submit to Franchisor, at Franchisee's expense, in the form prescribed by Franchisor:

          11.3.1 By no later than Monday of each week, a complete and accurate report of Gross Sales for the preceding week, and such other weekly data as Franchisor may reasonably require;

          11.3.2 Within ninety (90) days after the end of each fiscal year of Franchisee, an income statement showing the results of Franchisee's operations during such fiscal year and a balance sheet as of the end of such fiscal year, both of which shall be prepared in accordance with generally accepted accounting principles and reviewed by an independent certified public accountant. If, however, the foregoing income statements and balance sheets are audited by an independent certified public accountant, then Franchisee shall furnish the audited income statements and balance sheets rather than the reviewed income statements and balance sheets; and

          11.3.3 Interim unaudited income statements and balance sheets, not less often than quarterly, within forty-five (45) days after the end of the period to which the statements relate.

     11.4 Franchisor and its designated agents shall have the right to examine and copy, at Franchisor's expense, on reasonable notice and during normal business hours, the books, records, accounts, and sales tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection or audit reveals that any payment to Franchisor has been understated, Franchisee shall immediately pay to Franchisor the amount owed, together with daily interest from the date such amount was due until paid at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. If an inspection or audit reveals any underpayment by Franchisee of two percent (2%) or more, Franchisee shall, in addition to payment of monies owed with interest, reimburse Franchisor for all costs connected with the inspection or audit (including, without limitation, expenses for travel, lodging and wages, and reasonable accounting and legal costs). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

12.  ADVERTISING AND PROMOTION

     Recognizing the value of advertising and promotion and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and public image of the System, the parties agree as follows:

     12.1 Franchisee shall contribute weekly to an advertising fund established by Franchisor for the System (the "Fund") two percent (2%) of the Gross Sales of the Bakery. Contributions shall be made by electronic funds transfer, as specified in Section 4.4. Franchisor shall use all Fund monies received from Franchisee in any manner consistent with Section 12.3 below. Franchisor, or its affiliates, shall contribute a like percentage for each Bruegger's Bakery that Franchisor, or its affiliates, operates.

     12.2 In addition to its contributions to the Fund, Franchisee shall spend monthly for local advertising and promotion two percent (2%) of the Gross Sales of the Bakery. Subject to Franchisor's approval, Franchisee may satisfy a portion of this expenditure by giving away product. In such instances, however, the credit against the local advertising and promotion obligation shall be limited to the cost of goods to Franchisee. All local advertising and promotion must be approved by Franchisor pursuant to Section 12.6 below.

     12.3 The Fund shall be maintained and administered by a National Advertising Council ("NAC"):

             12.3.1  The NAC shall operate as follows:

                     12.3.1.1 The NAC shall be comprised of two groups of members. Group A shall consist of three or more persons selected by Franchisor. Franchisor shall determine, in its sole discretion, the timing and methods for selection of the members of Group A. Group B shall consist of a number of persons equal to the number of members of Group A. The members of Group B shall be chosen annually by election by all Franchisees under the System based upon a voting system of one vote per one eligible Bakery.

                     12.3.1.2 The NAC shall be charged with review and approval of marketing plans that shall be developed and submitted to the NAC from time to time by Franchisor. After a marketing plan has been approved by the NAC, Franchisor shall implement the plan without further review by the NAC.

                     12.3.1.3 Franchisor reserves the right, in its sole discretion, to establish and modify, from time to time, the duties, organization, form, manner of operation, authority, membership, methods of member selection, eligibility for voting and all other aspects of the NAC pursuant to such governing documents as Franchisor may prepare; provided, however, that Franchisees shall continue to have representation on the NAC.

          12.3.2  Franchisee acknowledges that the Fund is intended to maximize general public recognition, acceptance, and use of the System, and that Franchisor is not obligated, in administering the Fund, to make expenditures for Franchisee which are equivalent or proportional to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from
                                                              --------
expenditures by the Fund.

          12.3.3 The Fund, all contributions thereto, and any earnings thereon shall be used exclusively to meet any and all costs of maintaining, administering, directing, conducting, and preparing advertising, marketing, public relations, and/or promotional programs and materials and any other activities which Franchisor or the NAC, as the case may be, believes will enhance the image of the System, including, but not limited to, the costs of preparing and conducting media advertising campaigns; direct mail advertising; marketing surveys; employing advertising and/or public relations agencies to assist therein; purchasing promotional items; conducting and administering in-store promotions; and providing promotional and other marketing materials and services to the businesses operating under the System.

          12.3.4 All sums received for the Fund shall be maintained in an account separate from the other monies of Franchisor and shall be used only as provided in Section 12.3.3 above. Franchisor shall maintain separate bookkeeping accounts for the Fund.

          12.3.5 Franchisor shall employ an independent certified public accountant to conduct an annual audit of the Fund. The cost of the annual audit shall be paid from the Fund.

     12.4 In addition to its contributions to the Fund and its monthly expenditure for local advertising and promotion, Franchisee shall spend a minimum of Five Thousand Dollars ($5,000) for grand opening marketing pursuant to a grand opening marketing plan developed by Franchisee and approved by Franchisor.

     12.5 Franchisor shall have the right, in its sole discretion, to designate geographic areas for purposes of establishing local or regional advertising cooperatives ("Cooperatives"). If the Bakery is within the territory of an existing Cooperative at the time the Bakery opens for business, Franchisee shall immediately become a member of the Cooperative. If a Cooperative applicable to the Bakery is established during the term of this Agreement, Franchisee shall become a member no later than thirty (30) days after the date approved by Franchisor for the Cooperative to commence operation. In no event shall Franchisee be required to be a member of more than one Cooperative for the Bakery. Franchisor (or its affiliate, as the case may be,) shall become a member in any Cooperatives established for a geographic region that includes a Bruegger's Bakery owned by Franchisor (or its affiliate). The following provisions shall apply to each Cooperative:

          12.5.1 Each Cooperative shall be organized and governed in a form and manner, and shall commence operations on a date, approved in advance by Franchisor in writing. No changes in the bylaws or other governing documents of a Cooperative shall be made without Franchisor's prior written consent.

          12.5.2 Each Cooperative shall be organized for the exclusive purpose of administering regional advertising programs and developing, subject to Franchisor's approval, promotional materials for use by the members in local advertising.

          12.5.3 No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without prior approval of Franchisor pursuant to Section 12.6 below.

          12.5.4 Franchisee and each other member of the Cooperative shall contribute every fourth Monday to the Cooperative, commencing with the first Monday after the Cooperative commences operations, the amount determined by the membership. Said amount may not exceed two percent (2%) of the Gross Sales of each Bakery operated by the members unless approved by a unanimous vote of eligible members. Franchisee's obligation to make local advertising expenditures under Section 12.2 above shall be reduced by the amount of Franchisee's contributions to the Cooperative. Each required contribution shall be based on Gross Sales for the preceding four week period, and shall be submitted together with such statements or reports as may be required by Franchisor, or by the Cooperative with Franchisor's prior written approval.

          12.5.5 Franchisor, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Cooperative, and/or from the obligation to contribute thereto (including a reduction, deferral or waiver of such contribution), upon written request of such franchisee stating sufficient reasons to support such exemption. Franchisor's decision concerning any request for exemption shall be final. If an exemption is granted to a franchisee, the franchisee shall be required to spend on local advertising the amount the franchisee otherwise would have been required to contribute to the Cooperative.

          12.5.6 Franchisor and its designated agents shall have the right to examine and copy, at Franchisor's expense, on reasonable notice and during normal business hours, the books, records, and accounts of any Cooperative. Franchisor shall also have the right, at any time, to have an independent audit made of the books of any Cooperative.

     12.6 All advertising and promotion by Franchisee and by Cooperatives shall be in such media and of such type and format as Franchisor may approve, shall be conducted in a dignified manner, and shall conform to such standards and requirements as Franchisor may specify. Franchisee or the Cooperative shall submit written samples of all proposed advertising and promotional plans and materials to Franchisor for its approval (except with respect to prices to be charged) at least thirty (30) days before their intended use, unless such plans and materials were prepared by Franchisor or have been approved by Franchisor within the last twelve (12) months. Proposed advertising plans or materials shall be deemed to have been approved if they have not been disapproved by Franchisor within fifteen (15) days after their receipt by Franchisor.

     12.7 At Franchisor's request, Franchisee shall furnish Franchisor with copies of invoices and other appropriate documentation of Franchisee's compliance with Sections 12.2 and 12.4 above.

     12.8 Franchisee, at its own expense, shall obtain listings in the white pages and yellow pages of local telephone directories.

13.  INSURANCE
     ---------

     13.1 Before commencing any activities under this Agreement, Franchisee shall procure, and thereafter shall maintain in full force and effect at all times during the term of this Agreement, at Franchisee's expense, an insurance policy or policies protecting Franchisee, Franchisor, Franchisor's affiliates, and their respective officers, directors, shareholders, and employees against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring at or in connection with the Bakery or any bagel dough manufacturing site, including, but not limited to, comprehensive general liability insurance, property and casualty insurance, statutory workers' compensation insurance, employer's liability insurance, product liability insurance, and business interruption insurance. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor, shall name Franchisor as an additional insured as specified by Franchisor, and shall provide at least the types and minimum amounts of coverage specified in the Manuals.

     13.2 Franchisee's obligation to obtain and maintain the policy or policies in the amounts specified in the Manuals shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity in Section 20.2 of this Agreement.

     13.3 All public liability and property damage policies shall contain a provision that Franchisor, although named as an insured, shall nevertheless be entitled to recover under such policies on any loss occasioned to Franchisor or its servants, agents, or employees by reason of the negligence of Franchisee or its servants, agents, or employees.

     13.4 Before commencing any operations under this Agreement, and thereafter at least thirty (30) days prior to the expiration of any policy, Franchisee shall deliver to Franchisor certificates of insurance evidencing the proper types and at least the minimum amounts of coverage specified in the Manuals. All such certificates shall expressly provide that no less than thirty
(30) days' prior written notice shall be given Franchisor in the event of material alteration to or cancellation of the coverage evidenced by such certificates.

     13.5 Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in the Manuals or otherwise in writing, Franchisor shall have the right (but not the obligation) to procure such insurance and to charge its cost to Franchisee, which charges, together with a reasonable fee for Franchisor's services, shall be payable by Franchisee immediately upon demand. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

14.  TRANSFER OF INTEREST
     --------------------

     14.1 Franchisor shall have the right to transfer or assign this Agreement or any part of its rights or obligations under this Agreement to any person or legal entity. Franchisee agrees that Franchisor shall have no liability after the effective date of such transfer or assignment for the performance of any obligations hereunder.

     14.2 Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has granted this franchise in reliance on the business skill, financial capacity, and personal character of Franchisee's owners and management. Accordingly, neither Franchisee, nor any immediate or remote successor to any part of Franchisee's interest in this Agreement, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Franchisee, shall sell, assign, transfer, convey, or give away any direct or indirect interest in this Agreement, in Franchisee, or in all or substantially all of the assets of the Bakery without the prior written consent of Franchisor. Franchisee shall notify Franchisor in writing of any proposed transfer at least thirty (30) days before such proposed transfer is to take place and shall provide such information and documentation relating to the proposed transfer as Franchisor may reasonably require. Any purported assignment or transfer not having the written consent of Franchisor required by this
Section 14.2 shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may immediately terminate this Agreement without opportunity to cure pursuant to Section 15.2.5 of this Agreement.

     14.3    Notwithstanding any other provision of this Section 14:

             14.3.1 Except as provided in Section 14.6 of this Agreement, Franchisee shall not pledge or otherwise encumber this Agreement or the lease for the

Premises, or any interest of Franchisee therein, as security for any loan or other obligation; and

          14.3.2 Neither Franchisee nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in Franchisee shall: (i) pledge or otherwise encumber any ownership interest in itself or in the Franchisee; or (ii) offer or sell securities of itself or of Franchisee in an offering registered with the Securities and Exchange Commission ("Commission") on any form then in use for the registration of securities pursuant to the rules of the Commission in full compliance with the Securities Act of 1933, or in any other public offering; and

          14.3.3 If Franchisee is an entity, then the owner or owners of the equity of Franchisee may, without Franchisor's prior written consent, sell, assign, transfer or give away to employees of Franchisee, in an amount aggregated during the term of this Agreement, as it may be extended, of not more than twenty-five percent (25%) of the outstanding equity of the Franchisee, provided (i) Franchisor receives written notice of such transfer not later than thirty (30) days prior to the transfer, which notice shall identify the transferee, describe transferee's position of employment, and include a calculation demonstrating that the planned transfer complies with this Section 14.3.3, and (ii) such transfer, when combined with all prior transfers of the equity of Franchisee, does not result in a change in control of Franchisee. Any purported assignment or transfer not in compliance with this Section 14.3.3 shall be null and void and shall constitute a material breach of this Agreement for which Franchisor may immediately terminate this Agreement without opportunity to cure.

     14.4 Franchisor shall have the right, exercisable within thirty (30) days after receipt of written notice of a proposed transfer pursuant to Section 14.2, to purchase the interest proposed to be transferred by sending written notice to the transferor, as follows:

             14.4.1 If the transfer is proposed to be made pursuant to a sale, Franchisor may purchase the interest on the same terms and conditions offered by the third party. Closing on such purchase shall occur within sixty
(60) days after the date of notice from Franchisor to seller of Franchisor's election to purchase. If the consideration, terms, and/or conditions offered by the third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within thirty (30) days on the reasonable equivalent in cash, an independent appraiser shall be designated by Franchisor at Franchisor's expense, and the appraiser's determination shall be binding. Any material change in the terms of the offer from a third party after Franchisor has elected not to purchase the seller's interest shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of the third party's initial offer.

          14.4.2 If the transfer is proposed to be made pursuant to a gift for no consideration, Franchisor shall designate an independent appraiser to determine the fair market value of the interest proposed to be transferred. Franchisor and Franchisee shall each pay one-half of the expense of the appraisal. Franchisor may purchase such interest at the fair market value determined by the appraiser. Closing on such purchase shall occur within sixty
(60) days after notice from Franchisor to the transferor of the appraiser's determination of fair market value.

     14.5 If Franchisor elects not to exercise its right of first refusal under Section 14.4, the proposed transferor may complete the transfer after obtaining Franchisor's written consent as required under Section 14.2. Except as hereinafter provided, Franchisor shall not unreasonably withhold its consent to a proposed transfer. Franchisor may, however, withhold consent, in its sole discretion if such transfer is not made in conjunction with a simultaneous transfer of all comparable interests held by the transferor in the Development Agreement and all other Franchise Agreements executed pursuant to the Development Agreement. In addition, if the proposed transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of changing control of Franchisee, ownership of Franchisee's rights or obligations under this Agreement, or ownership of all or substantially all of the assets of the Bakery, Franchisor, in its sole discretion, may withhold consent to such transfer. In any event, if Franchisor consents to any transfer, Franchisor may require conditions to any such consent, including, but not limited to, the following:

          14.5.1 That all of Franchisee's accrued monetary obligations and all other outstanding obligations to Franchisor and its affiliates have been satisfied;

          14.5.2 That Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor or its affiliates;

          14.5.3 That the transferee (and, if the transferee is a corporation or partnership, such owners of a beneficial interest in the transferee as Franchisor may request) demonstrate to Franchisor's satisfaction that it meets Franchisor's educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to operate the Bakery (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the Bakery;

          14.5.4 That the transferee enter into a written assignment, in a form satisfactory to Franchisor, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement;

          14.5.5 That the transferor execute a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates, and their respective officers, directors, shareholders, and employees, in their corporate and individual capacities;

          14.5.6 That employees of the transferee who have not previously completed a training program approved by Franchisor, at the transferee's expense, complete any training programs then in effect for new Bruegger's Bakery franchisees; and

          14.5.7 That Franchisee pay a transfer fee of Five Thousand Dollars ($5,000) plus Franchisor's actual expenses for outside services associated with reviewing the application to transfer, including, but not limited to, reasonable attorneys' fees.

     14.6 Franchisee may grant a security interest in the assets of the Bakery, but only if Franchisee has obtained the written agreement of the secured party that, in the event of any default by Franchisee under any documents related to the security interest, Franchisor shall have the right (but not the obligation) to be substituted as obligor to the secured party and to cure the default of Franchisee, except that any acceleration of indebtedness due to Franchisee's default shall not apply.

     14.7 The executor or personal representative of a person with an interest in Franchisee shall transfer his or her interest to a third party approved by Franchisor within a reasonable time after the date of such person's death or declaration of such person's mental incapacity. Such transfers shall be subject to Franchisor's right of first refusal under Section 14.4 or, if such right is not exercised, the same conditions as may be imposed on any inter vivos transfer under Section 14.5. In the case of a transfer by bequest, if the beneficiaries are unable to meet the conditions of this Section 14, the executor shall transfer the decedent's interest to another party approved by Franchisor, subject to all of the terms and conditions for transfers contained in this Agreement. If an interest is not disposed of under this Section 14.7 within two
(2) years from the date of death or appointment of a personal representative, Franchisor may terminate this Agreement pursuant to Section 15.2.6 below.

     14.8 Franchisor's consent to a transfer shall not constitute a waiver of any claims Franchisor may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance by the transferor or transferee with any of the terms of this Agreement.

     14.9 Securities of Franchisee may be sold in an offering not requiring registration under any federal or state securities laws, subject to all of the conditions of this Section 14, including Franchisor's right of first refusal under Section 14.4. All materials required for the private offering by federal or state law shall be submitted to Franchisor for review prior to their use. Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. No offering shall imply, by use of the Proprietary Marks or otherwise, that Franchisor is participating in an underwriting, issuance, or offering of securities of either Franchisee or Franchisor. Franchisee and any other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000) to reimburse Franchisor for its costs and expenses associated with reviewing the proposed offering. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering.

15.  DEFAULT AND TERMINATION
     -----------------------

     15.1 Franchisee shall be deemed to be in default under this Agreement, and all rights granted to Franchisee herein shall automatically terminate without notice to Franchisee, if Franchisee becomes insolvent or makes a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Franchisee or is filed against and not opposed by Franchisee; if Franchisee is adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law are instituted by or against Franchisee; if a final judgment against Franchisee remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); if Franchisee is dissolved; if execution is levied against Franchisee's business or property; if suit to foreclose any lien or mortgage against the Premises or equipment of the Bakery is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of the Bakery is sold after levy thereupon by any sheriff, marshal, or constable.

     15.2 If any of the following events of default occurs, Franchisor, at its option, may terminate this Agreement without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of written notice by Franchisee:

             15.2.1 If Franchisee fails to construct and open the Bakery within the time specified in Section 5.4 of this Agreement;

             15.2.2 If Franchisee at any time ceases to operate or otherwise abandons the Bakery, loses the right to possession of the Premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Bakery is located. However, if, through no fault of Franchisee, the Premises are damaged or destroyed by an event such that repairs or reconstruction cannot be completed within sixty (60) days thereafter, then Franchisee shall have thirty
(30) days after the event in which to apply for Franchisor's approval to relocate and/or reconstruct the Bakery, which approval shall not be unreasonably withheld;

             15.2.3 If Franchisee or any principal officer of Franchisee is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that

Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

          15.2.4 If a threat or danger to public health or safety results from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough and the Franchisee knew or should have known of the threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery;

          15.2.5      If any person or entity with an interest referred to in
Section 14 purports to transfer such interest other than in accordance with
Section 14;

          15.2.6 If an approved transfer is not effected within two (2) years following death or mental incapacity, as required by Section 14.7, or if any transfer by intestate succession is made to an heir who is unable to meet the conditions of Section 14;

             15.2.7   If Franchisee fails to comply with the covenants in
Section 17.1 below;

          15.2.8 If Franchisee discloses or divulges any contents of the Manuals, the Bagel Production Manual, or other confidential information of Franchisor, except as permitted under Section 10 hereof;

          15.2.9 If Franchisee knowingly maintains false books or records or knowingly submits any false reports to Franchisor;

          15.2.10 If Franchisee refuses to permit Franchisor to inspect the premises, books, records, or accounts of the Bakery or of any facility in which Franchisee manufactures bagel dough, as provided herein;

          15.2.11     If Franchisee, after curing a default pursuant to Section
15.4 hereof, commits the same default again within one (1) year, whether or not cured after notice; or

          15.2.12 If Franchisee is in default under Section 15.4 three (3) times within any twelve-month period, whether such defaults are of a similar or different nature and whether or not any of them is cured after notice.

     15.3 If Franchisee fails, refuses, or neglects to pay any monies owing to Franchisor or its affiliates, or fails to submit financial or other information required under this Agreement, within seven (7) days after receipt of notice of default from Franchisor, this Agreement shall terminate at the end of such seven-day period without further notice from Franchisor.

     15.4 Except as provided in Sections 15.1 through 15.3, Franchisor may terminate this Agreement only in the event of a default by Franchisee, and only by giving Franchisee written notice of termination stating the nature of the default at least thirty (30) days prior to the effective date of termination. If the default is not cured to Franchisor's reasonable satisfaction within the thirty-day period (or such longer period as applicable law may require or as shall be required to complete the cure, provided such cure shall be commenced within said thirty (30) day period, and such cure is diligently prosecuted to completion), this Agreement shall terminate without further notice to Franchisee, effective at the end of such cure period. Any material failure to comply with the requirements imposed by this Agreement (as it may from time to time reasonably be supplemented by the Manuals) shall be a default under this
Section 15.4 including, but not limited to, the following events:

          15.4.1 If Franchisee sells any unapproved products or otherwise fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals, or otherwise in writing;

          15.4.2 If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or any other identifying characteristics of the System, or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein; or

          15.4.3 If Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement (other than consent to a transfer under Section 14, the breach of which is addressed in Section 15.2.5).

16.  OBLIGATIONS UPON TERMINATION OR EXPIRATION
     ------------------------------------------

     Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall immediately terminate, and:

     16.1 Franchisee shall immediately cease to operate the Bakery; shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a present or former franchisee of Franchisor; and, if applicable, shall immediately cease production of any bagel dough using trade secrets or know-how furnished by Franchisor.

     16.2 Franchisee shall immediately and permanently cease to use in any manner whatsoever the confidential methods, procedures, and techniques associated with the System; the "BRUEGGER'S" mark; the "BRUEGGER'S BAGELS" name; and all other Proprietary Marks, distinctive forms, slogans, signs, symbols, and devices associated with the System.

     16.3 Franchisee shall take such action as may be necessary to cancel any assumed name registration or equivalent registration obtained by Franchisee which contains the name "BRUEGGER'S" or any other Proprietary Marks, and shall furnish evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after termination or expiration of this Agreement. Franchisee hereby appoints Franchisor its attorney-in-fact to carry out the requirements of this Section 16.3, if Franchisee fails to do so within such five-day period.

     16.4 At Franchisor's option, Franchisee shall assign to Franchisor Franchisee's interest in the lease or sublease for the Premises and, also at Franchisor's option, Franchisee's interest in the lease or sublease for the property in which Franchisee manufactures bagel dough. If Franchisor elects not to exercise its option to acquire either or both of such leases or subleases, Franchisee shall make such modifications or alterations to the Premises and bagel dough manufacturing site (including, without limitation, changing or assigning the telephone number to Franchisor) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the Premises and bagel dough manufacturing site from those of a Bruegger's Bakery or related facility, and shall make such specific additional changes as Franchisor may reasonably request for that purpose. If Franchisee fails or refuses to comply with the requirements of this Section 16.4, Franchisor shall have the right to enter the Premises and bagel dough manufacturing site, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay on demand.

     16.5 Franchisee shall not use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which in Franchisor's sole discretion is likely to cause confusion, mistake, or deception or to dilute Franchisor's rights in and to the Proprietary Marks. Franchisee shall not use any designation of origin or description or representation which, in Franchisor's sole discretion, falsely suggests or represents an association or connection with Franchisor.

     16.6 Franchisee shall promptly pay all sums owing to Franchisor and its affiliates. In the event of termination for default by Franchisee, such sums shall include all damages, costs, and expenses incurred by Franchisor as a result of the default, including, but not limited to, reasonable attorneys' fees.

     16.7 Franchisee shall pay to Franchisor all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section 16.

     16.8 Franchisee shall immediately deliver to Franchisor the Manuals, the Bagel Production Manual, and all other records, correspondence, and instructions containing confidential information relating to the System or the operation of a Bruegger's Bakery, all of which are acknowledged to be the property of Franchisor.

     16.9 Franchisor shall have the right, exercisable by written notice within thirty (30) days after expiration or termination, but not the obligation, to purchase from Franchisee any or all of the furnishings, equipment, signs, and fixtures of the Bakery and of the facility in which Franchisee manufactures bagel dough, if any, at fair market value or at Franchisee's depreciated book value based upon a seven year straight line depreciation schedule, whichever is less, and to purchase any or all inventory and supplies of the Bakery at fair market wholesale value. If the parties cannot agree on the price of any such items within a reasonable time, an independent appraiser shall be appointed by Franchisor at Franchisor's expense, and the appraiser's determination shall be binding on both parties. If Franchisor exercises any option to purchase provided herein, Franchisor shall have the right to set off all amounts due from Franchisee against any payment.

     16.10   Franchisee shall comply with the post-term covenants contained in
Section 17.2 of this Agreement.

17.  COVENANTS
     ---------

     17.1 Franchisee specifically acknowledges that Franchisee will receive valuable, specialized training and confidential information regarding the manufacturing, operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Franchisee covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity:

          17.1.1 Divert or attempt to divert any present or prospective business or customer to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

          17.1.2 Employ or seek to employ any person who is at that time employed by Franchisor, or who has been employed by Franchisor within the preceding three (3) months, or otherwise directly or indirectly induce such person to leave his or her employment with Franchisor; or

          17.1.3 Own, maintain, operate, engage in, be employed by, provide any assistance to, or have any interest in any other business whose sales of fresh or packaged bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, except pursuant to another Franchise Agreement with Franchisor.

     17.2 Franchisee covenants that, except pursuant to another Franchise Agreement with Franchisor, or as otherwise approved in writing by Franchisor, Franchisee shall not, for two (2) years after the expiration or termination of this Agreement or the approved transfer of this Agreement to a new franchisee, either directly or indirectly, for itself or through, on behalf of, or in conjunction with any person or legal entity, own, maintain, operate, engage in, be employed by, provide assistance to, or have any interest in any business whose sales of bagels and cream cheese are more than five percent (5%) of its total sales by annual dollar volume, and which is, or is intended to be, located (i) within ten (10) miles of the Approved Location, or
(ii) within five (5) miles of any other Bruegger's Bakery.

     17.3 Sections 17.1.3 and 17.2 shall not apply to ownership by Franchisee of less than five percent (5%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

     17.4 Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 17.1 and 17.2, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof. Franchisee agrees to comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 23 hereof.

     17.5 Franchisee agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this
Section 17. Franchisee agrees to pay all costs and expenses incurred by Franchisor in enforcing this Section 17, including, but not limited to reasonable attorneys' fees.

     17.6 Franchisee acknowledges that Franchisee's violation of the terms of this Section 17 would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee accordingly consents to the issuance of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section 17. Such injunctive relief shall be in addition to any other remedies Franchisor may have.

     17.7 At Franchisor's request, Franchisee shall obtain and furnish to Franchisor executed covenants similar in substance to those set forth in this
Section 17 (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (i) all personnel employed by Franchisee who have received or will receive training from Franchisor; and (ii) all officers, directors, and holders of a direct or indirect beneficial interest of five percent (5%) or more of the securities of Franchisee. Each covenant required by this Section 17.7 shall be in a form approved by Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary with the independent right to enforce the covenant.

18.  ORGANIZATION OF FRANCHISEE
     --------------------------

     18.1 If Franchisee is a corporation, Franchisee shall comply with the following requirements:

          18.1.1 Franchisee's charter shall at all times provide that its activities are confined exclusively to developing and operating Bruegger's Bakeries.

          18.1.2 Franchisee shall promptly furnish to Franchisor copies of its articles of incorporation, bylaws, and other governing documents, and any amendments thereto, including the resolution of Franchisee's board of directors authorizing entry into this Agreement.

          18.1.3 Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities. Each stock certificate of Franchisee shall conspicuously display on its face the following printed legend:

          The transfer of ownership of shares represented by this certificate is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation. Reference is made to the provisions of the Agreement and to the Articles and Bylaws of the Corporation.

          18.1.4 Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of Franchisee and shall furnish the list to Franchisor upon request.

     18.2 If Franchisee is a partnership, Franchisee shall comply with the following requirements:

          18.2.1 Franchisee shall furnish Franchisor with a copy of its partnership agreement and such other governing documents as Franchisor may reasonably request, and any amendments thereto.

          18.2.2 Franchisee shall include in its partnership certificate, if any, filed with the state in which Franchisee was formed a statement that the transfer of ownership of a partnership interest is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

          18.2.3 Franchisee shall prepare and furnish to Franchisor from time to time, upon request, a list of all general and limited partners in Franchisee.

     18.3 If Franchisee is a limited liability company, Franchisee shall comply with the following requirements during the term of this Agreement:

          18.3.1 Franchisee shall furnish Franchisor with a copy of its Certificate of Formation, limited liability company operating agreement, and any other entity governing documents as Franchisor might reasonably request, and any amendments thereto.

          18.3.2 Franchisee shall confine its activities, and its governing documents shall at all times provide that its activities are confined, exclusively to the development and operation of the Bakeries to be developed hereunder;

          18.3.3 Franchisee's limited liability company operating agreement shall include provisions that state that the transfer of shares is subject to the terms and conditions of an Agreement with Bruegger's Franchise Corporation.

          18.3.4 Franchisee shall prepare and furnish to Franchisor, upon request, a list of all members of Franchisee.

19.  TAXES, PERMITS, AND INDEBTEDNESS
     --------------------------------

     19.1 Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the operation of the Bakery. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax) imposed on Franchisor with respect to any payments to Franchisor required under this Agreement.

     19.2 In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law, but in no event shall Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the Bakery.

     19.3 Franchisee shall comply with all federal, state, and local laws, rules, and regulations and shall timely obtain any and all permits, certificates, or licenses necessary for the proper conduct of the Bakery, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and fire clearances.

     19.4 Franchisee shall immediately notify Franchisor in writing of the commencement of any action, suit, or proceeding and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality which may adversely affect the operation or financial condition of the Bakery.

20.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------

     20.1 It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to make either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor operating the Bakery pursuant to a franchise agreement from Franchisor. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice, the content of which Franchisor reserves the right to specify, in a conspicuous place at the Premises.

     20.2 Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on Franchisor's behalf or to incur any debt or other obligation in Franchisor's name. Franchisor shall in no event assume liability for or be deemed liable as a result of any such action, nor shall Franchisor be liable by reason of any act or omission of Franchisee in its operation of the Bakery, or for any claim or judgment arising therefrom against Franchisee or Franchisor. Franchisee shall hold harmless and indemnify Franchisor, its affiliates, and their respective officers, directors, and employees against any claims, losses, costs, expenses, liabilities, and damages arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the Bakery, as well as the costs of defending against such claims (including reasonable attorneys' fees).

21.  APPROVALS AND WAIVERS
     ---------------------

     21.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent must be obtained in writing and signed by an officer of Franchisor.

     21.2 Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     21.3 No delay or failure of Franchisor to exercise any right under this Agreement or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to exercise such right or to demand exact compliance by Franchisee with any of the terms hereof. Waiver by Franchisor of any particular default of Franchisee shall not affect or impair Franchisor's rights with respect to any subsequent default of the same, similar, or a different nature. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any of the terms, covenants, or conditions of this Agreement.

22.  NOTICES
     -------

     All notices pursuant to this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or sent by other means which affords the sender evidence of delivery or attempted delivery, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:      Bruegger's Franchise Corporation
                                 P.O. Box 374
                                 159 Bank Street
                                 Burlington, Vermont 05401
                                 Attn:  Vice President of Development

     With a copy to:             Nordahl L. Brue, Esq.
                                 Sheehey Brue Gray & Furlong P.C.
                                 P.O. Box 66
                                 119 South Winooski Avenue
                                 Burlington, Vermont 05402

     Notices to Franchisee:
                                 -----------------------------------
                                 -----------------------------------
                                 -----------------------------------
                                 -----------------------------------
                                 -----------------------------------

Any notice by a means which affords the sender evidence of delivery or attempted delivery shall be deemed to have been given and received at the date and time of receipt or attempted delivery.

23.  ENTIRE AGREEMENT
     ----------------

     This Agreement and the documents referred to herein constitute the entire Agreement between Franchisor and Franchisee concerning the subject matter hereof and supersede all prior agreements, negotiations, representations, and correspondence concerning the same subject matter. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless agreed to by the parties in a writing executed by their authorized officers or agents.

24.  SEVERABILITY AND CONSTRUCTION
     -----------------------------

     24.1 If, for any reason, any provision of this Agreement is determined to be invalid or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of or have any other effect upon such other provisions as may remain otherwise intelligible. The latter shall continue to be given full force and effect, and the invalid provisions shall be deemed not to be a part of this Agreement.

     24.2 All covenants and obligations which expressly or by reasonable implication are to be performed, in whole or in part, after the expiration or termination of this Agreement shall survive such expiration or termination.

     24.3 Except as explicitly provided to the contrary herein, nothing in this Agreement is intended or shall be deemed to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisor's and Franchisee's successors and assigns as may be contemplated by Section 14 hereof, any rights or remedies under or by reason of this Agreement.

     24.4 Franchisee agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from (i) striking from any provision of this Agreement any portion or portions which a court or agency having valid jurisdiction may hold to be unreasonable and unenforceable in an unappealed final decision to which Franchisor is a party, or (ii) reducing the scope of any promise or covenant to the extent required to comply with such a court or agency order.

25.  APPLICABLE LAW; ARBITRATION
     ---------------------------

     25.1 This Agreement shall be governed by the laws of the state in which Franchisor has its principal place of business from time to time. In the event of any conflict of law, the laws of such state shall prevail, without regard to the application of such state's conflict-of-law rules.

     25.2 Except as provided in Sections 25.3 and 25.9, any claim or controversy arising out of or related to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the relationship between Franchisor and Franchisee, or Franchisee's operation of the Bakery shall be submitted to arbitration pursuant to the then-prevailing rules of the American Arbitration Association, except as such rules may be modified by the following:

               25.2.1 Franchisor and Franchisee shall each select one arbitrator. The arbitrators selected by Franchisor and Franchisee shall jointly select a neutral third arbitrator, who shall chair the panel and shall be an attorney in good standing with substantial expertise and experience in commercial disputes involving franchising or trade regulation.

               25.2.2 The arbitrators shall determine, consistent with the parties' objectives to avoid undue expense and delay, the types, amount, and timing of discovery to be provided by the parties.

               25.2.3 The arbitrators shall not entertain or permit any class or consolidated proceeding.

               25.2.4 The arbitrators' fees shall be borne equally by the parties. Except as provided in Section 25.2.5, all other costs and expenses in connection with the arbitration shall be borne by the party who incurs such expense or who requests a service (such as, but not limited to, a transcript of the arbitration proceeding).

               25.2.5 The decision of a majority of the arbitrators shall be final and binding on the parties, and the arbitrators' award shall be the exclusive remedy between the parties with respect to all claims, counterclaims, and issues presented or pled to the panel. The arbitrators may award injunctive relief as well as damages, but they shall have no authority to award punitive or exemplary damages. Any monetary award shall be paid promptly, without deduction or offset. Judgment upon the award may be entered in any court having jurisdiction thereof. If the award is upheld by a court of competent jurisdiction in a proceeding by either party to enforce the award or to challenge the award, the party challenging the award or resisting its enforcement shall pay, to the extent permitted by law, all reasonable costs, legal fees, and expenses incurred by the party defending the award or seeking its enforcement.

               25.2.6 The decision of the arbitrators shall have no collateral estoppel effect with respect to any person or entity who is not a party to the arbitration proceeding.

     25.3 Unless otherwise agreed by Franchisor and Franchisee at the time of the dispute, Section 25.2 shall not apply to: (i) any claim or dispute involving actual or threatened disclosure or misuse of the contents of the Manuals, the Bagel Production Manual, or any other confidential information or trade secrets of Franchisor and its affiliates; (ii) any claim or dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks; (iii) any action by Franchisor to enforce the covenants set forth in Section 17 of this Agreement; or (iv) any action by Franchisor to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Bakery or any facility in which Franchisee manufactures bagel dough.

     25.4      Any issue regarding arbitrability or the enforcement of Section
25.2 shall be governed by the Federal Arbitration Act and the federal common law of arbitration.

     25.5 Any arbitration proceeding or other action, whether or not arising out of this Agreement, brought by Franchisee against Franchisor shall be brought, and any arbitration proceeding or other action brought by Franchisor against Franchisee may be brought, in the judicial district in which Franchisor has its principal place of business. The parties hereby waive all questions of personal jurisdiction and venue for the purpose of carrying out this provision.

     25.6 Except as otherwise provided in this Section 25, no right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is exclusive of any other right or remedy provided herein or permitted by law or equity, but each shall be cumulative of every other right or remedy.

     25.7 Any and all claims and actions arising out of or relating to this Agreement, the relationship of Franchisee and Franchisor, or Franchisee's operation of the Bakery brought by either party against the other, whether in arbitration or any other proceeding, shall be commenced within eighteen (18) months from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

     25.8 Franchisor and Franchisee irrevocably waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other. Franchisor and Franchisee hereby waive to the fullest extent permitted by law any right to, or claim of, any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

     25.9 Nothing in this Agreement shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions.

26.  ACKNOWLEDGMENTS
     ---------------

     26.1 Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent business. Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential sales, income, profits, or success of the business venture contemplated by this Agreement.

     26.2 Franchisee acknowledges that it received a complete copy of this Agreement, the attachments hereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

     26.3 Franchisee acknowledges that it has read and understood this Agreement, the attachments hereto, and agreements relating thereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

     26.4  ACKNOWLEDGMENT OF ARBITRATION:

           I understand that this agreement contains an agreement to arbitrate certain specific issues. After signing this document, I understand that I will not be able to bring a lawsuit concerning any dispute that may arise which is covered by one of these arbitration agreements, unless it involves a question of constitutional or civil rights. Instead, I agree to submit any such dispute to an impartial arbitrator as set forth in this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


BRUEGGER'S FRANCHISE                _____________________________
CORPORATION                         FRANCHISEE


By:                                 By:
   ------------------------            --------------------------

Name:                               Name:
     ----------------------              ------------------------

Title:                              Title:
      ---------------------               -----------------------

                                   EXHIBIT A

                                      to

                               BRUEGGER'S BAGELS
                              FRANCHISE AGREEMENT

                               PROPRIETARY MARKS
                               -----------------

                                 Date
Registered Mark            Type  Registered  Reg. No.
-------------------------  ----  ----------  ---------

BRUEGGER'S                 TM    11/22/88    1,513,741

THE BEST THING ROUND       SM    6/15/93     1,776,884

BRUEGGEROONS               TM    7/13/93     1,781,622

BRUEGGER'S LAST NIGHT'S
BAGELS AND DESIGN          TM    7/13/93     1,781,629

BRUEGGER'S BAGEL BAKERY
FRESH BAGELS AND DESIGN    SM    8/31/93     1,790,827

BRUEGGER'S FRESH BAGEL
BAKERY AND DESIGN          SM    8/31/93     1,790,828

BRUEGGER'S                 SM    9/7/93      1,792,050

                              APPLICATIONS PENDING
                              --------------------

                                  Date Sent
Marks                      Type   for Filing  Application No.
-------------------------  -----  ----------  ---------------

BRUEGGER'S BAGELS/
BAKED FRESH AND DESIGN     SM     1/16/96          N/A

TOTALLY COMPLETELY
OBSESSED WITH FRESHNESS    SM/TM  10/16/95         N/A

JAVAHH!                    TM     7/3/95           N/A

SINGLE BAKER/SINGLE
BAGEL @ HEARTH DESIGN      SM     1/16/96          N/A